================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 3, 1998


                             SCM MICROSYSTEMS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                       0-22689                 77-0444317
-------------------------------  --------------------------  -------------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                                131 ALBRIGHT WAY
                           LOS GATOS, CALIFORNIA 95032
--------------------------------------------------------------------------------
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (408) 370-4888

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

         The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on June 3, 1998 ("the Form 8-K") as set forth in the pages attached hereto:

Item 7.    Financial Statements and Exhibits.

         The following financial statements of the business acquired are filed as part of this report, where indicated.

         (a)    Financial Statements of Business Acquired:

                                                                                                        Page
               Index Page                                                                                 3
               Report of the Directors                                                                    4
               Statement by Directors                                                                     7
               Report of the Auditors                                                                     7
               Balance Sheets as of 31 December 1997 and 1996                                             8
               Profit and Loss Accounts for the years ended 31 December 1997 and 1996                     9
               Statements of Cash Flows for the years ended 31 December 1997 and 1996                     10
               Notes to the Accounts                                                                      11
               Unaudited Balance Sheet as of 31 March 1998                                                17
               Unaudited Profit and Loss Accounts for the quarters ended 31 March 1998 and 1997           18
               Unaudited Statements of Cash Flows for the quarters ended 31 March 1998 and 1997           19
               Note to Unaudited Financial Statements                                                     20


         (b)    Pro forma Financial Information:

                                                                                                        Page
               Unaudited Pro Forma Combined Condensed Balance Sheet
                  as of March 31, 1998                                                                    21
               Unaudited Pro Forma Combined Condensed Statement of Operations
                  for the year ended December 31, 1997 and the three months ended
                  March 31, 1998                                                                          22
               Notes to Pro Forma Combined Condensed Financial Information                                23

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)



            FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 1997



                                      INDEX


                                                                              Page
Report of the Directors ..................................................     4
Statement by Directors ...................................................     7
Report of the Auditors ...................................................     7
Balance Sheets as of 31 December 1997 and 1996 ...........................     8
Profit and Loss Accounts for the years ended 31 December 1997 and 1996 ...     9
Statements of Cash Flows for the years ended 31 December 1997 and 1996 ...    10
Notes to the Accounts ....................................................    11

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)

                             REPORT OF THE DIRECTORS


The directors present their report to the members together with the audited accounts of the company for the financial year ended 31 December 1997.

DIRECTORS
The directors in office at the date of this report are:

NGIAM MIA JE PATRICK
TAN THYE SENG
TAN TAI CHEW
GOH BOON HUAT
NGIAM MIA KIAT BENJAMIN (Alternate to NGIAM MIA JE PATRICK)
LIOW VOON KHEONG (Alternate to TAN THYE SENG)
LIM KIM LARK (Alternate to GOH BOON HUAT)

PRINCIPAL ACTIVITIES
The principal activities of the company are that of development, manufacture and repair of PCMCIA peripherals and related subassemblies.

There have been no significant changes in the nature of these activities during the financial year under review.

ACQUISITION AND DISPOSAL OF SUBSIDIARIES
There was no acquisition or disposal of any subsidiary during the financial year.

FINANCIAL RESULTS

                                                                  $ Sing.
                                                                  --------
Profit after taxation                                             263,826

Accumulated loss brought forward                                 (192,339)
                                                                 --------

Retained profits carried forward                                   71,487
                                                                 ========

RESERVES AND PROVISION MOVEMENTS
There were no material transfers to or from reserves and provision except for normal amounts set aside for such items as depreciation of fixed assets, provisions for doubtful debts and income tax if any as disclosed in the accounts.

ISSUE OF SHARES AND DEBENTURES
There were no shares or debentures issued by the company during the financial year.

ARRANGEMENTS TO ENABLE DIRECTORS TO ACQUIRE SHARES OR DEBENTURES
During and at the end of the financial year, the company was not a party to any arrangement whose object is to enable the directors to acquire benefits through the acquisition of shares in or debentures of the company or any other body corporate.

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)

                       REPORT OF THE DIRECTORS (CONTINUED)


DIRECTORS' INTEREST IN SHARES OR DEBENTURES
The following directors who held office at the end of the financial year had an interest in shares of the company, according to the register of directors' shareholdings kept by the company under Section 164 of the Companies Act, Cap. 50:-

                                                Ordinary Shares of $1.00 each
                                                -----------------------------
Name of Director                               At 1.1.97             At 31.12.97
                                               ---------             -----------
GOH BOON HUAT                                    500,000                 500,000

TAN TAI CHEW                                   1,040,000               1,040,000

LIM KIM LARK                                     300,000                 300,000

DIVIDENDS
The directors do not recommend that a final dividend be paid for the financial year. No dividends have been paid or declared since the end of the previous financial year.

BAD AND DOUBTFUL DEBTS
Before the accounts of the company were made out, the directors took reasonable steps to ascertain that proper action had been taken in relation to the writing off of bad debts and the making of provision for doubtful debts and have satisfied themselves that all known bad debts if any had been written off and that where necessary adequate provision had been made for doubtful debts.

At the date of this report, the directors are not aware of any circumstances which would render any amounts written off for bad debts or provided for doubtful debts inadequate to any substantial extent.

CURRENT ASSETS
Before the accounts of the company were made out, the directors took reasonable steps to ensure that any current assets which were unlikely to realise their book values in the ordinary course of business have been written down to their estimated realisable values.

At the date of this report, the directors are not aware of any circumstances which would render the values attributed to the current assets in the accounts misleading.

CHARGES AND CONTINGENT LIABILITIES
At the date of this report:-

(a) there are no charges on the assets of the company which have arisen since the end of the financial year which secure the liabilities of any other person; and

(b) there are no contingent liabilities of the company which have arisen since the end of the financial year other than in the normal course of business.


ABILITY TO MEET OBLIGATIONS
No contingent or other liability has become enforceable or is likely to become enforceable within twelve months after the end of the financial year which, in the opinion of the directors, will or may substantially affect the ability of the company to meet their obligations as and when they fall due.

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)

                       REPORT OF THE DIRECTORS (CONTINUED)


OTHER CIRCUMSTANCES AFFECTING ACCOUNTS
At the date of this report, the directors are not aware of any circumstances not otherwise dealt with in the report or the accounts which would render any amount stated in the accounts of the company misleading.

UNUSUAL ITEMS
In the opinion of the directors, the results of the operations of the company during the financial year have not been substantially affected by any item, transaction or event of a material and unusual nature.

UNUSUAL ITEMS AFTER THE FINANCIAL YEAR
In the opinion of the directors, no item, transaction or event of a material and unusual nature has arisen in the interval between the end of the financial year and the date of this report which would affect substantially the results of the operations of the company for the financial year in which this report is made.

DIRECTORS' CONTRACTUAL BENEFITS
Since the end of the previous financial year, no director has received or become entitled to receive a benefit (other than as disclosed in the accounts) which is required to be disclosed by Section 201(8) of the Companies Act, Cap. 50 by reason of a contract made by the company with the director or with a firm of which he is a member or with a company in which he has a substantial financial interest.

OPTIONS GRANTED
During the financial year, no option to take up unissued shares of the company was granted.

OPTIONS EXERCISED
During the financial year, there were no shares of the company that were issued by virtue of the exercise of an option to take up unissued shares.

OPTIONS OUTSTANDING
At the end of the financial year, there were no unissued shares of the company under option.

AUDITORS
The auditors, Richard Chan & Company, Certified Public Accountants, have expressed their willingness to accept re-appointment.


On behalf of the Board,


/s/   TAN TAI CHEW                                        /s/   LIM KIM LARK
----------------------                                    ----------------------
TAN TAI CHEW                                              LIM KIM LARK
Director                                                  Director


Singapore:  16 March 1998

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)

                             STATEMENT BY DIRECTORS

We state that, in the opinion of the directors:-

(a) the balance sheet, profit and loss account and statement of cash flows together with the notes thereon, set out on pages 7 to 15 are drawn up so as to give a true and fair view of the state of affairs of the company as at 31 December 1997, and the results of the business of the company for the year ended on that date;

(b) at the date of this statement, there are reasonable grounds to believe that the company will be able to pay its debts as and when they fall due.

On behalf of the Board,


/s/   TAN TAI CHEW                                        /s/   LIM KIM LARK
----------------------                                    ----------------------
TAN TAI CHEW                                              LIM KIM LARK
Director                                                  Director


Singapore:  16 March 1998

--------------------------------------------------------------------------------

                             REPORT OF THE AUDITORS
                  TO THE MEMBERS OF INTELLICARD SYSTEMS PTE LTD

We have audited the accompanying balance sheet as at 31 December 1997 and the profit and loss account and cash flow statement for the year then ended. These financial statements are the responsibility of the Company's directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Singapore Standards on Auditing, which standards are substantially equivalent to the auditing standards generally accepted in the United States. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion:-

(a) the financial statements are properly drawn up in accordance with the provisions of the Companies Act, Cap. 50 and Statements of Accounting Standard and so as to give a true and fair view of:-

       (i) the state of affairs of the company as at 31 December 1997 and of the results and cash flows of the company for the year then ended on that date, and

       (ii) the other matters required by Section 201 of the Act to be dealt with in the accounts;

(b) the accounting and other records and the registers required by the Act to be kept by the company have been properly kept in accordance with the provisions of the Act.


                                                  /S/ RICHARD CHAN & COMPANY
                                                  ------------------------------
                                                  RICHARD CHAN & COMPANY
                                                  Certified Public Accountants

Singapore: 16 March 1998

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)


                      BALANCE SHEET AS AT 31 DECEMBER 1997
                                  (Singapore $)


                                                            Note          1997                 1996
                                                            ----       -----------         -----------
                                                                            $                    $
SHARE CAPITAL                                                 3          4,000,000           4,000,000

PROFIT AND LOSS ACCOUNT                                                     71,487           (192,339)
                                                                       -----------         -----------

                                                                         4,071,487           3,807,661
                                                                       ===========         ===========
Represented by:-

FIXED ASSETS                                                  4            704,113           1,056,723

INVESTMENTS                                                   5          1,230,584             971,384

EXPENDITURE CARRIED FORWARD
     Preliminary and pre-operation expenses                                     --              31,458

                                                                       -----------         -----------
CURRENT ASSETS
     Inventories                                              6            686,041             618,881
     Trade debtors                                                       3,072,226           1,047,503
     Other debtors, deposits and prepayments                  7             42,434              24,300
     Fixed deposits with bank                                 8            636,500             800,000
     Bank and cash balances                                                121,560             387,908
                                                                       -----------         -----------

                                                                         4,558,761           2,878,592
                                                                       -----------         -----------
LESS: CURRENT LIABILITIES
     Trade creditors                                                     1,991,571             409,188
     Other creditors and accruals                             9            134,296              88,506
     Hire purchase creditor                                  10            296,104             336,698
                                                                       -----------         -----------

                                                                         2,421,971             834,392
                                                                       -----------         -----------

NET CURRENT ASSETS                                                       2,136,790           2,044,200
                                                                       -----------         -----------

                                                                         4,071,487           4,103,765
LESS: NON-CURRENT LIABILITY
     Hire purchase creditor                                  10                 --             296,104
                                                                       -----------         -----------

                                                                         4,071,487           3,807,661
                                                                       ===========         ===========



The annexed notes form an integral part of the accounts.

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)


           PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 31 DECEMBER 1997
                                  (Singapore $)


                                                                  Note           1997               1996
                                                                  ----         ---------          ---------
                                                                                  $                   $
TURNOVER                                                            1          9,101,947          6,746,588
                                                                              ----------         ----------


Net profit for the year                                                          263,826             36,314



  After charging:-

      Auditors' remuneration                                                       6,000              5,000
      Bad debts written off                                                       97,172                 --
      Hire purchase interest                                                      16,414             28,193
      Interest on bank overdraft                                                   2,839                 --
      Preliminary and pre-operation
        expenses written off                                                      31,458             31,457
      Fees for professional services paid to a firm
        in which a director is a member                                            6,555                 --
      Provision for inventory obsolescence                                       250,000                 --
      Provision for warranty                                                      20,000                 --
      Depreciation of fixed assets                                               380,382            376,456

  And after crediting:-

      Interest income                                                             21,426             29,721
      Director's fees                                                                 --             18,800



Taxation                                                           11                 --                 --
                                                                              ----------         ----------

Profit after taxation                                                            263,826             36,314

Accumulated loss brought forward                                                (192,339)          (228,653)
                                                                              ----------         ----------

Accumulated profit/(loss) carried forward                                         71,487           (192,339)
                                                                              ==========         ==========



The annexed notes form an integral part of the accounts.

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)


           STATEMENT OF CASH FLOWS FOR THE YEAR ENDED 31 DECEMBER 1997
                                  (Singapore $)


                                                                       1997               1996
                                                                    ----------         ----------
                                                                         $                  $

CASH FLOWS FROM OPERATING ACTIVITIES:

      Profit before taxation                                           263,826             36,314

      Adjustments for:
          Depreciation of fixed assets                                 380,382            376,456
          Preliminary and pre-operation expenses written off            31,458             31,457
                                                                    ----------         ----------

OPERATING PROFIT BEFORE WORKING CAPITAL CHANGES                        675,666            444,227

      (Increase)/decrease in inventories                               (67,160)           471,408
      (Increase)/decrease in trade debtors                          (2,024,723)           465,856
      Increase in other debtors, deposits and prepayments              (18,134)            (6,922)
      Increase/(decrease) in trade creditors                         1,582,383           (397,715)
      Increase/(decrease) in other creditors and accruals               45,790            (32,182)
                                                                    ----------         ----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                              193,822            944,672
                                                                    ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of investment                                           (259,200)                --
     Purchase of fixed assets                                          (27,772)           (45,564)
                                                                    ----------         ----------

NET CASH USED IN INVESTING ACTIVITIES                                 (286,972)           (45,564)
                                                                    ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITY:
     Payment of hire purchase liability                               (336,698)          (324,919)
                                                                    ----------         ----------

NET CASH USED IN FINANCING ACTIVITY                                   (336,698)          (324,919)
                                                                    ----------         ----------

     Net (decrease)/increase in cash and cash equivalents             (429,848)           574,189
     Cash and cash equivalents at beginning of year                  1,187,908            613,719
                                                                    ----------         ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR (Note 13)                     758,060          1,187,908
                                                                    ==========         ==========



The annexed notes form an integral part of the accounts.

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)

                    NOTES TO THE ACCOUNTS - 31 DECEMBER 1997

                    These notes form an integral part of and should be read in conjunction with the accompanying accounts.


1.       PRINCIPAL ACTIVITIES AND TURNOVER

         The principal activities of the company are that of development, manufacture and repair of PCMCIA peripherals and related subassemblies.

         Turnover represents the invoiced value of goods sold and services rendered, net of goods and services tax.


2.       SIGNIFICANT ACCOUNTING POLICIES

         (a)      Basis of Accounting

                  The accounts expressed in Singapore dollars are prepared in accordance with the historical cost convention.

         (b)      Depreciation of Fixed Assets

                  Depreciation is calculated on the straight line method to write off the cost of the assets over their estimated useful lives as follows:

                      Manufacturing equipment             -         5 years
                      Test and other equipment            -         5 years
                      Leasehold improvements              -         3 years
                      Computer                            -         5 years
                      Furniture and fittings              -         5 years
                      Office equipment                    -         5 years

         (c)      Investments

                  Quoted and unquoted equity investments are stated at cost less provision for any permanent diminution in value of the investment.

         (d)      Preliminary and pre-operation expenses

                  Preliminary expenses incurred on the incorporation of the company and pre-operation expenses for the period from July to September 1994 are written off to the profit and loss account over a three-year period.

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)

              NOTES TO THE ACCOUNTS - 31 DECEMBER 1997 (CONTINUED)


         (e)      Inventories

                  Inventories are stated at the lower of cost and net realisable value. Cost is determined principally on a first-in, first-out basis. Provision is made, where necessary for obsolete and slow-moving inventories.

                  Cost of finished goods and work-in-progress include direct material, labour and an appropriate portion of production overheads. Work-in-progress is stated at standard cost up to stage of completion incurred to balance sheet date.

         (f)      Foreign Currencies

                  Assets and liabilities in foreign currencies are translated into Singapore dollars at rates of exchange closely approximating those ruling at balance sheet date. Transactions in foreign currencies are converted at rates closely approximating those ruling at the transaction dates. All exchange differences are taken to the profit and loss account.

         (g)       Debtors

                  Bad debts are written off and specific provisions are made for those debts considered to be doubtful. General provisions are made on the balance of trade debtors to cover potential losses which have not been specifically identified.


3.        SHARE CAPITAL

                                                              1997              1996
                                                            ---------        ---------
                                                                $                $

          Authorised:-                                      5,000,000        5,000,000
                                                            =========        =========
             5,000,000 ordinary shares of $1.00 each

          Issued and fully paid:-
             4,000,000 ordinary shares of $1.00 each        4,000,000        4,000,000
                                                            =========        =========

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)

              NOTES TO THE ACCOUNTS - 31 DECEMBER 1997 (CONTINUED)


4.       FIXED ASSETS

                                                         Accumulated         Net Book        Depreciation
                                            Cost         Depreciation         Value            Charge
                                          ---------      ------------       ---------        ---------
                                              $                $                $                 $
          1997
          Manufacturing equipment         1,604,446        1,004,572          599,874          320,476
          Test and other equipment           76,131           38,634           37,497           14,139
          Leasehold improvements             83,518           79,644            3,874           25,158
          Computer                           81,472           37,820           43,652           14,862
          Furniture and fittings              6,272            3,868            2,404            1,255
          Office equipment                   29,275           12,463           16,812            4,492
                                          ------------------------------------------------------------

                                          1,881,114        1,177,001          704,113          380,382
                                          ------------------------------------------------------------

          1996

          Manufacturing equipment         1,601,696          684,096          917,601          318,567
          Test and other equipment           70,509           24,495           46,014           11,835
          Leasehold improvements             83,518           54,486           29,032           27,839
          Computer                           70,449           22,958           47,491           12,781
          Furniture and fittings              6,272            2,613            3,659            1,254
          Office equipment                   20,898            7,971           12,926            4,180
                                          ------------------------------------------------------------

                                          1,853,342          796,619        1,056,723          376,456
                                          ------------------------------------------------------------

          Fixed assets include the following item which is acquired under hire purchase arrangement (Note 10).

                                                        Accumulated         Net Book      Depreciation
                                           Cost         Depreciation         Value           Charge
                                         ---------      ------------       ---------      ------------
                                             $               $                 $                $
          1997

          Manufacturing equipment        1,533,977          969,461          564,516          306,795
                                         ------------------------------------------------------------

          1996

          Manufacturing equipment        1,533,977          662,666          871,311          306,795
                                         ------------------------------------------------------------

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)

              NOTES TO THE ACCOUNTS - 31 DECEMBER 1997 (CONTINUED)


5.       INVESTMENTS

                                                                                         1997             1996
                                                                                       ---------        ---------
                                                                                           $                $

                    Quoted equity investment, at cost                                    971,384               --
                    Unquoted investment, at cost                                         259,200          971,384
                                                                                       ---------        ---------

                                                                                       1,230,584          971,384
                                                                                       =========        =========

                    Market value of quoted equity investment                           6,947,811               --
                                                                                       =========        =========


6.       INVENTORIES

                                                                                         1997             1996
                                                                                       ---------        ---------
                                                                                           $                $
                    Direct materials and inventory                                       357,535          270,279
                    Work-in-progress                                                     251,100          148,002
                    Finished goods                                                       327,406          200,600
                                                                                       ---------        ---------

                                                                                         936,041          618,881
                    Less: Provision for obsolescence                                     250,000               --
                                                                                       ---------        ---------
                                                                                         686,041          618,881
                                                                                       =========        =========

                    Movements in the provision for obsolescence are as follows:

                    Balance, 1 January                                                        --               --
                    Provision for the year                                               250,000               --
                                                                                       ---------        ---------
                    Balance, 31 December                                                 250,000               --
                                                                                       =========        =========


7.       OTHER DEBTORS, DEPOSITS AND PREPAYMENTS

         These comprise mainly utility deposits, prepayments and accrued interest on fixed deposits arising in the normal course of business.


8.       FIXED DEPOSITS WITH BANK

         Fixed deposits are held by the bank as security against bank guarantee issued.

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)

              NOTES TO THE ACCOUNTS - 31 DECEMBER 1997 (CONTINUED)


9.       OTHER CREDITORS AND ACCRUALS

         These comprise mainly accruals for utilities, staff salaries and bonus.


10.      HIRE PURCHASE CREDITOR
                                          1997           1996

                                         -------        -------
                                            $              $
          Payable within one year        300,803        353,112
          Less: Interest suspense          4,699         16,414
                                         -------        -------
                                         296,104        336,698

                                         -------        -------
          Payable after one year              --        300,803
          Less: Interest suspense             --          4,699
                                         -------        -------
                                              --        296,104
                                         -------        -------

                                         296,104        632,802
                                         =======        =======

11.      TAXATION

         The company has been granted a 7-year Pioneer Certificate subject to certain conditions. This is effective from the Production Day of 1 May 1995.

         No provision for taxation has been set up in the accounts as the company had non-pioneer tax losses for the current year.


12.      BANK OVERDRAFT

         The bank overdraft facility is secured against fixed deposits of the company and personal guarantee of two directors of the company.


13.      CASH AND CASH EQUIVALENTS

         Cash and cash equivalents included in the statement of cash flows comprise the following balance sheet amounts:

                                          1997             1996
                                        ---------        ---------
                                             $                $

          Fixed deposits                  636,500          800,000
          Bank and cash balances          121,560          387,908
                                        ---------        ---------

                                          758,060        1,187,908
                                        =========        =========

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)

              NOTES TO THE ACCOUNTS - 31 DECEMBER 1997 (CONTINUED)



14.      CONTINGENT LIABILITIES

                                                                    1997           1996
                                                                   -------        -------
                                                                      $              $
          There is contingent liability not provided for in
                   the accounts for:-

            Bank guarantees (secured)                              484,786        787,461
                                                                   =======        =======

15.       RELATED PARTY TRANSACTIONS

                                                                    1997           1996
                                                                   -------        -------
                                                                      $              $

           Significant related party transactions were:

           Purchases from a related party                           34,559        388,316

           Sales to a related party                                 56,881        366,414

           Rental and reimbursements received                        8,789             --
                                                                   -------        -------

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)


                   CONDENSED BALANCE SHEET AS OF 31 MARCH 1998
                            (Unaudited, Singapore $)


                                                              As of March 31,
          ASSETS                                                  1998
                                                               ----------
          Current assets:
            Cash and cash equivalents                          $  626,000
            Accounts receivable, net                            2,168,000
            Inventories                                           738,000
            Other receivables and deposits                        157,000
                                                               ----------
               Total current assets                             3,689,000
          Property and equipment, net, and other assets           614,000
          Investments                                           1,230,000
                                                               ==========
                                                               $5,533,000
                                                               ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY
          Current liabilities:
            Accounts payable                                   $1,073,000
            Accrued expenses                                      128,000
            Current portion of lease obligation                   210,000
                                                               ----------
               Total current liabilities                        1,411,000

          Stockholders' equity:
            Capital stock                                       4,000,000
            Retained earnings                                     122,000
                                                               ----------
               Total stockholders' equity                       4,122,000
                                                               ----------
                                                               $5,533,000
                                                               ==========



See note to unaudited condensed financial statements.

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)


      PROFIT AND LOSS ACCOUNT FOR THE QUARTERS ENDED 31 MARCH 1998 AND 1997
                            (Unaudited, Singapore $)



                                                              Quarter Ended March 31,
                                                             1998                1997
                                                          -----------         -----------
          Net sales                                       $ 2,265,000         $ 1,102,000
          Cost of sales                                     1,698,000           1,065,000
                                                          -----------         -----------
          Gross profit                                        567,000              37,000
                                                          -----------         -----------

          Operating Expenses:
             Research and development                         105,000              78,000
             Sales and marketing                              199,000             117,000
             General and administrative                       127,000             111,000
                                                          -----------         -----------
               Total operating expenses                       431,000             306,000
                                                          -----------         -----------

             Income (loss) from operations                    136,000            (269,000)

          Interest and other income (expense), net            (86,000)              7,000
                                                          -----------         -----------

             Income (loss) before income taxes                 50,000            (262,000)

          Provision for income taxes                               --                  --
                                                          -----------         -----------

             Net income (loss)                            $    50,000         $  (262,000)
                                                          ===========         ===========



See note to unaudited condensed financial statements.

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)


CONDENSED STATEMENT OF CASH FLOWS FOR THE QUARTERS ENDED 31 MARCH 1998 AND 1997
                            (Unaudited, Singapore $)



                                                                         Quarter ended March 31,
                                                                     -------------------------------
                                                                        1998                1997
                                                                     -----------         -----------
Cash flows from operating activities:
      Net income (loss)                                              $    50,000         $  (262,000)
      Adjustment for depreciation of fixed assets                         92,000              95,000
                                                                     -----------         -----------
Operating profit (loss) before working capital changes                   142,000            (167,000)
      Increase in inventories                                            (52,000)           (180,000)
      Decrease in accounts receivable, net                               904,000             322,000
      Increase in other receivables and deposits                        (114,000)            (46,000)
      Decrease in accounts payable                                      (918,000)              2,000
      Decrease in accrued expenses                                        (6,000)            (11,000)
                                                                     -----------         -----------
Net cash used in operating activities                                    (44,000)            (84,000)
                                                                     -----------         -----------

Cash flows from investing activities:
      Purchase of fixed assets                                            (2,000)                 --
                                                                     -----------         -----------
Net cash used in investing activities                                     (2,000)                 --
                                                                     -----------         -----------

Cash flows from financing activities:
      Repayment of lease obligation                                      (86,000)            (83,000)
                                                                     -----------         -----------
Net cash used in financing activities                                    (86,000)            (83,000)
                                                                     -----------         -----------

Net decrease in cash and cash equivalents                               (132,000)           (167,000)
Cash and cash equivalents at beginning of period                         758,000           1,188,000
                                                                     -----------         -----------

Cash and cash equivalents at end of period                           $   626,000         $ 1,021,000
                                                                     ===========         ===========



See note to unaudited condensed financial statements.

                           INTELLICARD SYSTEMS PTE LTD
                           (Incorporated in Singapore)


                NOTE TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


         The accompanying unaudited condensed financial statements have been prepared in accordance with the provisions of the Companies Act, Cap. 50 and Statements of Accounting Standard in Singapore for interim financial information. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered for a fair presentation have been included. Operating results for the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

                             SCM MICROSYSTEMS, INC.
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed financial statements give effect to the acquisition by SCM Microsystems, Inc. ("SCM" or the "Company") of all of the issued and outstanding capital stock of Intellicard Systems Pte. Ltd. ("ICS") in a business combination accounted for by the purchase method of accounting.

         The unaudited pro forma combined condensed balance sheet gives effect to the business combination as if it had occurred on March 31, 1998. The unaudited pro forma combined condensed statements of operations give effect to the business combination as if it had occurred at the beginning of the period presented. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. Final amounts could differ from those set forth below. In the quarter ended June 30, 1998, the Company recorded a charge of $700,000 representing the fair value of in process research and development acquired from ICS. Such charge has not been included in the unaudited pro forma combined condensed statements of operations.

         The following unaudited pro forma combined condensed financial statements are not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company and ICS been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results. The unaudited pro forma combined condensed financial statements should be read in conjunction with the audited consolidated financial statements of SCM for the year ended December 31, 1997 included in the December 31, 1997 annual report on form 10-K, and the unaudited consolidated financial statements for the quarter ended March 31, 1998 included in the March 31, 1998 form 10-Q, and the financial statements of ICS appearing elsewhere in this Form 8-K/A.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                               The Company          ICS            Pro Forma          Pro Forma
ASSETS                                            Actual           Actual         Adjustments          Combined
                                                 --------         --------        -----------          --------
Current assets:
  Cash and cash equivalents                      $ 23,813         $    569         $ 11,391(a)
                                                                                    (14,891)(c)        $ 20,882
  Short-term investments                           34,715               --                               34,715
  Accounts receivable, net                          7,782            1,443                                9,225
  Inventories                                       3,441              473             (201)(b)           3,713
  Prepaid expenses                                    777               --                                  777
                                                 --------         --------         --------            --------
     Total current assets                          70,528            2,485           (3,701)             69,312
Property and equipment, net                         1,639              382                                2,021
Goodwill                                               --               --            4,704(c)            4,704
Other assets, net                                      14           11,391          (11,391)(a)              14
                                                 --------         --------         --------            --------
                                                 $ 72,181         $ 14,258         $(10,388)           $ 76,051
                                                 ========         ========         ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $  2,431         $  1,070         $     --            $  3,501
  Accrued expenses                                  1,387               --               --               1,387
  Income taxes payable                                554               --               --                 554
                                                 --------         --------         --------            --------
     Total current liabilities                      4,372            1,070               --               5,442
Commitments and contingencies
Stockholders' equity (deficit):
  Common stock                                         12            2,483           (2,483)(c)              12
  Additional paid-in capital                       75,640               --            3,500(c)           79,140
  Deferred stock compensation                        (111)              --                                 (111)
  Retained earnings (deficit)                      (6,925)          10,705             (201)(b)
                                                                                    (11,204)(c)          (7,625)
  Cumulative translation adjustment                  (807)              --               --                (807)
                                                 --------         --------         --------            --------
     Total stockholders' equity (deficit)          67,809           13,188          (10,388)             70,609
                                                 --------         --------         --------            --------
                                                 $ 72,181         $ 14,258         $(10,388)           $ 76,051
                                                 ========         ========         ========            ========


   See accompanying notes to unaudited pro forma combined condensed financial information.

                             SCM MICROSYSTEMS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                                                              The Company         ICS            Pro Forma        Pro Forma
YEAR ENDED DECEMBER 31, 1997:                                   Actual           Actual         Adjustments        Combined
                                                               --------         --------        -----------        --------
Net sales                                                      $ 27,769         $  6,277         $   (3,326)(d)    $ 30,721
Cost of sales                                                    17,524            5,118             (3,326)(d)      19,316
                                                               --------         --------         ----------        --------
Gross profit                                                     10,245            1,160                 --          11,405
                                                               --------         --------         ----------        --------
Operating Expenses:
    Research and development                                      2,940              244                              3,184
    Sales and marketing                                           4,221              442                              4,663
    General and administrative                                    2,494              363                784(e)        3,641
    Settlement of patent claim                                      515               --                                515
                                                               --------         --------         ----------        --------
       Total operating expenses                                  10,170            1,050                784          12,004
                                                               --------         --------         ----------        --------
    Income (loss) from operations                                    75              110               (784)           (599)
Interest and other income (expense), net                            866               62               (201)(f)         727
Foreign currency transaction gains                                  467               31                                498
                                                               --------         --------         ----------        --------
    Income (loss) before income taxes                             1,408              203               (985)            626
Provision for income taxes                                          305               --                                305
                                                               --------         --------         ----------        --------
    Net income (loss)                                             1,103              203               (985)            321
Preferred stock interest accretion                                 (802)              --                               (802)
                                                               ========         ========         ==========        ========
    Net income (loss) applicable to common stockholders        $    301         $    203         $     (985)       $   (481)
                                                               ========         ========         ==========        ========

Earnings per share:
    Basic                                                      $   0.08                                            $  (0.12)
                                                               ========                                            ========
    Diluted                                                    $   0.06                                            $  (0.09)
                                                               ========                                            ========
Shares used in per share computations:
    Basic                                                         3,819                                  61(g)        3,880
                                                               ========                          ==========        ========
    Diluted                                                       5,015                                  61           5,076
                                                               ========                          ==========        ========

THREE MONTHS ENDED MARCH 31, 1998:
Net sales                                                      $  7,815         $  1,416         $     (777)(d)    $  8,454
Cost of sales                                                     4,916            1,061               (777)(d)       5,200
                                                               --------         --------         ----------        --------
Gross profit                                                      2,899              355                 --           3,254
                                                               --------         --------         ----------        --------
Operating Expenses:
    Research and development                                        766               66                                832
    Sales and marketing                                           1,044              125                              1,169
    General and administrative                                      778               80                195(e)        1,053
                                                               --------         --------         ----------        --------
       Total operating expenses                                   2,588              271                195           3,054
                                                               --------         --------         ----------        --------
    Income (loss) from operations                                   311               84               (195)            260
Interest and other income (expense), net                            728              (53)               (50)(f)         625
                                                               --------         --------         ----------        --------
    Income (loss) before income taxes                             1,039               31               (245)            825
Provision for income taxes                                          250               --                                250
                                                               --------         --------         ----------        --------
    Net income (loss)                                          $    789         $     31         $     (245)       $    575
                                                               ========         ========         ==========        ========

Earnings per share:
    Basic                                                      $   0.07                                            $   0.05
                                                               ========                                            ========
    Diluted                                                    $   0.07                                            $   0.05
                                                               ========                                            ========
Shares used in per share computations:
    Basic                                                        11,544                                  61(g)       11,605
                                                               ========                          ==========        ========
    Diluted                                                      12,068                                  61          12,129
                                                               ========                          ==========        ========


   See accompanying notes to unaudited pro forma combined condensed financial information.

                             SCM MICROSYSTEMS, INC.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


(1)      UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

         On June 3, 1998, the Company acquired all of the issued and outstanding capital stock (4,000,000 shares) of Intellicard Systems Pte. Ltd., a Singapore Corporation (ICS), from ICS' stockholders in exchange for aggregate consideration of $18,390,999, of which $14,890,999 was paid in cash and $3,500,000 was paid upon the issuance of 61,185 shares of SCM common stock. Approximately $11.4 million of the cash portion of the consideration was paid in exchange for cash held by ICS stockholders at the closing of the transaction.

         The pro forma combined condensed balance sheet as of March 31, 1998, gives effect to the business combination as if it had occurred on March 31, 1998.

         The following adjustments have been reflected in the unaudited pro forma combined condensed balance sheet:

     (a) This adjustment represents the pro forma effect of the open market sale of 172,856 shares of the Company's Common Stock for an average price of $65.90 per share held by ICS prior to consummation of ICS' acquisition by the Company.

     (b) This adjustment represents the pro forma elimination of intercompany profit in inventory as of March 31, 1998 relating to product purchased by the Company from ICS.

     (c) Under purchase accounting, the total purchase price will be allocated to the Company's assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the purchase transaction. The amount and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price to assets purchased are as follows (in thousands):

          Cash .............................................................        $14,891
          Common stock .....................................................          3,500
                                                                                    -------

                            Total purchase price ...........................        $18,391
                                                                                    =======


          Book value of net assets of ICS after adjustments (a) and (b) ....        $12,987
          In-process research and development ..............................            700
          Goodwill .........................................................          4,704
                                                                                    -------
                            Net assets acquired.............................        $18,391
                                                                                    =======


         The actual allocation of the purchase price will depend upon the composition of ICS's net assets on the closing date and the Company's evaluation of the fair value of such net assets as of such date. Consequently, the ultimate allocation of purchase price could differ from that presented above.


(2)      UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

         The Company recorded a charge of $700,000 for the fair value of acquired in process research and development related to the net assets acquired. Such charge has not been included in the unaudited pro forma combined condensed statements of operations.

         The following adjustments have been reflected in the unaudited pro forma combined condensed statements of operations:

     (d) These adjustments represent the pro forma elimination of intercompany revenue and costs relating to the sale of products by ICS to the Company during the periods presented.

                             SCM MICROSYSTEMS, INC.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (CONTINUED)


     (e) These adjustments represent, for each period presented, the amortization of goodwill over an estimated life of six years.

     (f) These adjustments represent, for each period presented, the estimated reduction of interest income that would have resulted had the cash portion of the purchase price been paid at the beginning of each period.

     (g) This adjustment represents the issuance of shares of the Company's Common Stock to the former shareholders of ICS as part of the consideration paid.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SCM MICROSYSTEMS, INC.
                                 A Delaware Corporation


Dated: August 12, 1998           By:  /s/ JOHN G. NIEDERMAIER
                                 -----------------------------------------------
                                 John G. Niedermaier
                                 Vice President, Finance-Chief Financial Officer
                                 (Principal Financial and Accounting Officer)